Exhibit 99.1

September 7, 2007

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: PhotoWorks, Inc.

Commission File Number 000-15338

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K to be filed on September 11, 2007.

Our independent auditor’s report on the financial statements of PhotoWorks, Inc. for the period ended September 30, 2006 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties. Our independent auditor’s report on the financial statements of PhotoWorks, Inc. for the period ended September 24, 2005 contained no adverse opinion or disclaimer of opinion, nor was it modified as to audit scope, accounting principles, or uncertainties other than inclusion of an explanatory paragraph regarding doubt about the Company’s ability to continue as a going concern.

There were no disagreements with PhotoWorks, Inc. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Sincerely,

/s/Williams & Webster, P.S.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington